EXHIBIT 10.1

Amendment of Agreement

Amendment of agreement is dated 8th March 2024 (the "Amendment")

PARTIES

(1)	YOUNEEQAI TECHNICAL SERVICES, INC. incorporated and registered in the State of Nevada, United States with entity number E0833272007-9 whose business address is at 2700 Youngfield St., Suite 100, Lakewood, CO, United States, 820215 ("Grantor") and

(2)	RC365 HOLDING PLC incorporated and registered in England and Wales with company number 13289422 whose registered office is at Cannon Place, 78 Cannon Street, London, United Kingdom, EC4N 6AF ("Grantee").

Grantor and Grantee are sometimes individually referred to herein as a "Party" and collectively as the "Parties".

This amendment to the Exclusive Rights Agreement is between Grantor and Grantee entered into on 31 August 2023, (the "Original Agreement") pursuant to which Grantor will provide the exclusive rights to its platforms in the UK and a right of first refusal to purchase additional territories pursuant to the terms and conditions and as more fully set forth in the Contract.

WHEREAS, the Parties desire to amend the Original Agreement pursuant to the terms and conditions set forth herein. The purpose of this Amendment is to amend clause 6.1 (b) from the Original Agreement.

The Original Agreement is amended and supplemented as follows:

6.1 (b) will now read:

On or after 1 October 2024, and in the event no later than 15 October 2024, the Grantee shall issue a further 3,000,000 ordinary shares of £0.01 each in its capital, each such ordinary share to be issued to the Grantor at the closing price of an ordinary share in the Grantee at the close of trading on the last trading day prior to the date of issue.

NOW THEREFORE, in consideration of the undertakings of the Parties as set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.                 Deferral of the Original Agreement . The Parties mutually agree that further consideration shall be deferred until 1st October 2024 (the "Deferral Date").

2.                 Fees and Expenses. Each Party hereto shall bear its own fees and expenses (including attorneys' fees) incurred in connection with the Amendment, this Amendment and the consummation of the transactions contemplated hereby.

Representations. Each Party hereby represents and warrants that it has not assigned or otherwise conveyed or delegated, in whole or in part, any claim or right that it has or may have under the Original Agreement to any third party or person. Each Party represents that the execution and delivery of this Agreement is the duly authorized and binding act of the Party, and that the Party's signatory hereto is duly authorized to execute this Amendment on behalf of the Party.

3.                 No Admission of Liability. The Grantor and Grantee expressly agree and acknowledge that their entering into this Amendment shall not be construed in any manner as an admission of any liability, obligation, or wrongdoing on the part of either Party. Each Party expressly denies any and all liability or wronging with respect to the Original Agreement.

4.                 Cooperation between the Parties. Each Party shall fully cooperate with the other Party with respect to the performance of this Amendment. Each Party will provide or make available to the other Party any information and will execute, acknowledge and deliver such further documents that may reasonably be required in order to effectively perform this Amendment.

5.                 Governing Law and Venue. This Amendment will be governed by and interpreted in accordance with the laws of the England and Wales without giving effect to the principles of conflicts of law of such state. The Parties hereby agree that any action arising out of this Amendment will be brought solely in any state or federal court located in England and Wales. Both Parties hereby submit to the exclusive jurisdiction and venue of any such court. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS AMENDMENT .

6.                 Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties. There are no third party beneficiaries to this Amendment. Each Party acknowledges and agrees that it fully understands the provisions set forth in this Amendment and their effect, and that each Party is voluntarily entering into this Amendment .

7.                 Severability. If any provision or portion of this Amendment shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions or portions shall remain in full force and effect.

8.                 Construction. The headings and captions appearing in this Amendment have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they appertain. This Amendment shall not be construed more strongly against either Party regardless of which Party is more responsible for its preparation.

9.                 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, without necessity of production of the others. An executed signature page delivered via facsimile transmission or electronic signature shall be deemed as effective as an original executed signature page.

10.             Notices. All notices or other communications required under this Amendment shall be in writing and shall be deemed effective when received and made by either (i) hand delivery, (ii) registered mail, (iii) certified mail, return receipt requested, or (iv) overnight mail, addressed to the Party to be notified at the following address or to such other address as such Party shall specify by like notice hereunder: RC365 Holding Plc [Cannon Place, 78 Cannon Street, London, United Kingdom, EC4N 6AF ]; YouneeeqAl Technical Services Inc. [2700 Youngfield St., Suite 100, Lakewood, CO, United States, 820215 ] .

15. Attorneys' Fees and Costs in Enforcement of the Agreement. If either Party incurs any legal fees and/or costs and expenses in any proceeding to enforce the terms of this Amendment or any of its rights provided hereunder, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and any court, arbitration, mediation, or other litigation expenses from the other Party.

IN WITNESS WHEREOF, the Parties have signed this Amendment on the date set forth below.

PARTY A

Timothy TANG Wai YIU	/s/ Timothy TANG Wai YIU

Executive Director and CFO

8th March 2024

Party B

Murray Galbraith	/s/ Murray Galbraith

Executive Director and CEO

8th March 2024

<< End of Amendment>>